Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of USA Real Estate Investment Trust (the "Trust"), hereby certify that:

(i)

the accompanying quarterly report on Form 10-Q of the Trust for the six months ended June 30, 2013, (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

December 9, 2013	By: /s/ Jeffrey B. Berger
Jeffrey B. Berger, Principal Executive Officer

December 9, 2013	By: /s/ Gregory E. Crissman
Gregory E. Crissman, Principal Financial Officer